Exhibit 99.1

DANAHER REPORTS FIRST QUARTER 2009 RESULTS

WASHINGTON, D.C., April 23, 2009 — Danaher Corporation (NYSE:DHR) announced results for the quarter ended April 3, 2009. Net earnings for the first quarter of 2009 were $237.7 million, or $0.72 per diluted share, down 13% versus net earnings per diluted share for the first quarter of 2009. Absent prior year items, diluted net earnings per share for the first quarter of 2009 declined 19% over the first quarter of 2008 adjusted diluted net earnings per share. Sales for the 2009 first quarter were $2.63 billion, 13% lower than the $3.03 billion reported for the 2008 first quarter. Operating profit margin for the first quarter of 2009 was 12.9% versus 13.6% for the first quarter of 2008.

H. Lawrence Culp, Jr., President and Chief Executive Officer, stated, “We continue to experience significant headwinds across our businesses and end markets as a result of a weak global economy. Few of our businesses have been immune to this unprecedented downturn and as a result we continue to deploy cost reduction actions across the company. Core revenues declined 10% in the quarter, compared to the first quarter of 2008. Our operating cash flow performance, despite softer revenues was over $310 million, declining only 5% as compared to the same period last year. While we expect economic conditions in 2009 to remain difficult, we believe our solid portfolio of businesses, our strong balance sheet and robust operating model rooted in the Danaher Business System will provide us the opportunity to outperform.”

Danaher Corporation is a leading manufacturer of Professional Instrumentation, Medical Technologies, Industrial Technologies, and Tools and Components (www.danaher.com).

Statements in this release that are not strictly historical, including the statements regarding expectations for 2009 and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These factors include, among other things, the current global economic recession and the upheaval in the credit markets and financial services industry, competition, our ability to develop and successfully market new products and technologies, the growth rates and cyclicality of markets we serve, our ability to expand our business in new markets, our ability to successfully identify, consummate and integrate appropriate acquisitions, the impact of our debt obligations on our operations, litigation and other contingent liabilities including intellectual property and environmental matters, our compliance with applicable laws and regulations and changes in applicable laws and regulations, tax audits and changes in our tax rate, risks relating to potential impairment of long-lived assets, currency exchange rates, pension plan costs, commodity costs and surcharges, labor matters, our relationships with and the performance of our channel partners, our ability to achieve projected efficiencies, cost reductions, sales growth and earnings, and international economic, political, legal and business factors. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2008 Annual Report on Form 10-K. These forward-looking statements speak only as of the date of this release and the Company does not assume any obligation to update any forward-looking statement.

Please contact:

Andy Wilson

Vice President, Investor Relations

Danaher Corporation

2099 Pennsylvania Avenue

Washington, D.C.

20006 Telephone: (202) 828-0850

DANAHER CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS

($ and shares in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	April 3, 2009	March 28, 2008
Sales	$2,627,744	$3,028,874

Operating costs and expenses:
Cost of sales	1,369,135	1,611,158
Selling, general and administrative expenses	757,495	818,390
Research and development expenses	160,895	186,104

Total operating expenses	2,287,525	2,615,652

Operating profit	340,219	413,222

Interest expense	(24,057)	(40,669)
Interest income	665	3,522

Earnings before income taxes	316,827	376,075

Income taxes	(79,115)	(99,570)

Net earnings	$237,712	$276,505

Net earnings per share:
Basic	$0.74	$0.87

Diluted	$0.72	$0.83

Average common stock and common equivalent shares outstanding:
Basic	319,336	318,803
Diluted	333,481	335,974

See the accompanying Notes to Consolidated Condensed Financial Statements.

A complete copy of Danaher’s Form 10-Q financial statements is available on the Company’s website

(www.danaher.com)

Danaher Corporation

Supplemental Reconciliation of Net Earnings and Diluted Net Earnings Per Share (GAAP) to Adjusted

Net Earnings and Adjusted Diluted Net Earnings Per Share (Non-GAAP)

Three Months Ended April 3, 2009 and March 28, 2008

($ in 000’s except per share data)

	Three Months Ended
	April 3, 2009	March 28, 2008	% Change
Net Earnings per GAAP	$237,712	$276,505	-14.0%

After-tax charges for fair value adjustments to recorded inventory and deferred revenue balances related to the acquisition of Tektronix ($26.1 million pre-tax for the three months ended March 28, 2008)	—	19,161

Adjusted Net Earnings (Non-GAAP)	$237,712	$295,666	-19.6%

Diluted Net Earnings Per Share per GAAP	$0.72	$0.83	-13.3%

After-tax charges for fair value adjustments to recorded inventory and deferred revenue balances related to the acquisition of Tektronix ($26.1 million pre-tax for the three months ended March 28, 2008)	—	0.06

Adjusted Diluted Net Earnings Per Share (Non-GAAP)	$0.72	$0.89	-19.1%

Danaher Corporation

Supplemental Reconciliation of Revenue Growth (GAAP) to Revenue Growth from Existing

Businesses (Non-GAAP)

Three Months Ended April 3, 2009 and March 28, 2008

Components of Sales Growth	Three Months Ended April 3, 2009 vs. Comparable 2008 Period
Existing Businesses	-10.0%
Acquisitions	2.5%
Impact of currency translation	-5.5%

Total	-13.0%

Notes to Non-GAAP Reconciliation Schedule

General

In addition to the results provided in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has provided the following non-GAAP measures:

(1) Adjusted net earnings for the three months ended April 3, 2009 and March 28, 2008 and adjusted net earnings per diluted share for the three months ended April 3, 2009 and March 28, 2008. These measures are calculated on a basis which in the 2008 period, exclude certain non-cash charges related to the acquisition of Tektronix, Inc. for fair value adjustments to recorded inventory and deferred revenue balances.

The Company also discloses the year-over-year percentage change in these non-GAAP measures. Collectively, these non-GAAP measures are referred to as the “non-GAAP earnings measures”.

(2) Core revenue growth from existing businesses (presented on a stand-alone basis), which is defined as revenue growth from businesses that have been owned for one year or more, excluding the effects of foreign currency fluctuations.

The non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures. Danaher’s non-GAAP measures may be defined differently than similar non-GAAP measures that are used by other companies.

Non-GAAP earnings measures and revenue growth from existing businesses

Danaher’s management believes that the non-GAAP earnings measures and revenue growth from existing businesses reflect additional ways of viewing aspects of Danaher’s operations that, when viewed with and reconciled to the corresponding GAAP measures, provide a more complete understanding of Danaher’s results of operations and help identify underlying trends in Danaher’s business. The items that have been excluded from the non-GAAP earnings measures have been excluded because items of this nature and size occur with inconsistent frequency and for reasons that may be unrelated to Danaher’s commercial performance during the period, and we believe are not indicative of Danaher’s ongoing operating costs or gains in a given period. Similarly, revenue growth from existing businesses excludes items that are not completely under management’s control, such as the impact of changes in foreign currency exchange rates, and items that do not reflect the underlying growth of the company, such as acquisition and divestiture activity.

Danaher’s management uses these non-GAAP measures in assessing current performance against prior period performance and against forecasted performance, in forecasting financial results for future periods, and in making decisions about internal budgets, resource allocation and financial goals for its business units. Danaher’s management believes that these non-GAAP measures help investors and others, if they so choose, in understanding and evaluating Danaher’s current operating performance and future prospects in the same manner as management does. In addition, Danaher believes that analysts and others in the investment community use these non-GAAP measures to assess Danaher’s performance against prior period performance and against forecasted performance, compare Danaher’s performance to the performance of our peer companies, identify trends in Danaher’s performance and provide estimates of future performance.

A general limitation of these non-GAAP measures is that use of these measures (as compared to the related GAAP measures of net earnings, revenue and revenue growth) may reduce comparability with other companies who may calculate similar non-GAAP measures differently. A particular limitation of the non-GAAP earnings measures is that they exclude charges that can significantly affect Danaher’s results of operations and that may recur in the course of Danaher’s business (though at times and in amounts that may be difficult to predict). Similarly, a particular limitation of revenue growth from existing businesses is that it excludes items that can significantly impact our revenues. Danaher management compensates, and believes that investors should compensate, for these and other limitations of these non-GAAP measures by also considering Danaher’s financial results as determined in accordance with GAAP, including the GAAP measures described above in this paragraph.